Exhibit 1

2,000,000 Shares of Common Stock

COVENANT TRANSPORT, INC.

UNDERWRITING AGREEMENT

November 6, 2003

BEAR, STEARNS & CO. INC.
   as Representative of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York 10179

Ladies/Gentlemen:

     David R. Parker, Jacqueline F. Parker, and the Parker Family Limited Partnership (together, the “Parkers”) and the Estate of Clyde M. Fuller (individually, “Fuller” and collectively with the Parkers, the “Selling Stockholders”), each stockholders of Covenant Transport, Inc., a corporation organized and existing under the laws of Nevada (the “Company”), propose, subject to the terms and conditions stated herein, to sell to the several underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 2,000,000 shares (the “Firm Shares”) of the Company’s Class A Common Stock, par value $.01 per share (the “Common Stock”). For the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, David R. Parker and Jacqueline F. Parker propose to sell to the Underwriters up to an additional 300,000 shares (the “Additional Shares”) of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the “Shares”. The Shares are more fully described in the Registration Statement and Prospectus referred to below. The offering and sale of the Shares contemplated by this Agreement is referred to herein as the “Offering.”

1.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof, the Closing Date and any Additional Closing Date that:

     (a) The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-110018), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the Shares which registration statement, as so amended (including post-effective amendments, if any), has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the prospectus, financial statements, schedules, exhibits and other information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or 434(d) under the Securities Act, is hereinafter referred to as the “Registration Statement.” If the Company has filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Securities Act registering additional shares of Common Stock (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. All of the Shares have been registered under the Securities Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered under the Securities Act with the filing of such Rule 462(b) Registration Statement. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. The Company, if required by the Securities Act and the rules and regulations of the Commission (the “Rules and Regulations”), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”). The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b), or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b), the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b)), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act (as defined below) on or before the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and (ii) any such document so filed. All references in this Underwriting Agreement (this “Agreement” or the “Underwriting Agreement”) to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

     (b) At the time of the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or the effectiveness of any post-effective amendment to the Registration

Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 under the Securities Act (“Rule 434”), when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act was or is filed and at the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied and will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act, and the Rules and Regulations and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any Preliminary Prospectus in light of the circumstances under which they were made, not misleading. When any Preliminary Prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) under the Securities Act) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Rules and Regulations and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be “materially different,” as such term is used in Rule 434, from the Prospectus included in the Registration Statement at the time it became effective. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter for use therein (the “Underwriters’ Information”). The parties acknowledge and agree that the Underwriters’ Information consists solely of the material included in the Prospectus (a) in the fifth paragraph (excluding tables) under the caption “Underwriting,” relating to the concession to dealers and the re-allowance to certain other dealers and the delivery of the Shares, and (b) in the eighth, ninth, tenth and eleventh paragraphs (excluding tables) under the caption “Underwriting,” relating to over-allotment, stabilizing transactions, syndicate covering transactions, penalty bids and passive market making transactions.

     (c)  Pricewaterhouse Coopers LLP and KPMG LLP, who have certified the financial statements and supporting schedules and information of the Company and its subsidiaries that are included or incorporated by reference in the Registration Statement are independent public accountants as required by the Securities Act, Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Rules and Regulations.

     (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as disclosed in the Registration Statement and the Prospectus, the Company has not declared, paid or made any dividends or other distributions of any kind on or in respect of its capital stock and there has been no material adverse change or any development involving a prospective material adverse change, whether or not arising from transactions in the ordinary course of business, in or affecting (i) the business, condition

(financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and each subsidiary of the Company listed on Exhibit A hereto (the “Subsidiaries”), taken as a whole; (ii) the consolidated long-term debt of the Company and the Subsidiaries, (iii) the capital stock of the Company or any of its Subsidiaries; or (iv) the Offering or any other transaction contemplated by this Agreement (a “Material Adverse Change”). Since the date of the latest balance sheet presented or incorporated by reference in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Subsidiaries taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

     (e)  The authorized, issued and outstanding capital stock of the Company is as set forth in the Company’s unaudited Consolidated Balance Sheets as of September 30, 2003 (incorporated by reference into the Prospectus from the Company’s Form 10-Q for the period ended September 30, 2003), excluding the exercise of any option described in the Prospectus under the caption “Prospectus Summary — The Offering” to the extent such exercise occurred following September 30, 2003. All of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state and federal securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security of the Company or any Subsidiary, to acquire from the Company or any Subsidiary any Common Stock or other equity security of the Company or any Subsidiary or any security convertible into, or exercisable or exchangeable for, Common Stock or any other such equity security (any “Relevant Security”), except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement. The Shares to be delivered on the Closing Date and the Additional Closing Date, if any (as hereinafter respectively defined), have been duly and validly authorized and, when delivered in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable, will have been issued in compliance with all applicable state and federal securities laws and will not have been issued in violation of or subject to any preemptive or similar right that does or will entitle any person to acquire any Relevant Security from the Company or any Subsidiary upon issuance or sale of Shares in the Offering. The Common Stock and the Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has outstanding warrants to purchase, options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, any Relevant Security.

     (f) The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the Securities Act. Except for the Subsidiaries and as otherwise disclosed in the Registration Statement and the Prospectus, the Company holds no ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company free and clear of any lien, charge, mortgage, pledge, security interest, claim, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”), except for such Liens as are disclosed in the Registration Statement and Prospectus. Covenant Transport, Inc., a Tennessee corporation, Southern Refrigerated Transport, Inc., an Arkansas corporation, Covenant Asset Management, Inc., a Nevada corporation, and CVTI Receivables Corp., a Nevada corporation, constitute all of the “significant subsidiaries” of the Company (as defined in Rule 1-02(w) of Regulation S-X).

     (g)  Each of the Company and the Subsidiaries has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually and in the aggregate) could not reasonably be expected to have a material adverse effect on (i) the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, taken as a whole; (ii) the consolidated long-term debt of the Company and the Subsidiaries; (iii) the capital stock of the Company or any of its Subsidiaries; or (iv) the Offering or consummation of any of the other transactions contemplated by this Agreement (a “Material Adverse Effect”). Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies having jurisdiction over such person or entity and any of their respective properties, operations, or assets and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement and the Prospectus, except where the failure to obtain such Consents (individually and in the aggregate) could not reasonably be expected to have a Material Adverse Effect; and each such Consent is valid and in full force and effect, and neither the Company nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to the Company or any Subsidiary, would result in, the revocation of, or imposition of a materially burdensome restriction on, any such Consent that could (individually or in the aggregate) be reasonably expected to have a Material Adverse Effect. No Consent contains a materially burdensome restriction not adequately disclosed in the Registration Statement and the Prospectus.

     (h)  The Company has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by the Company.

     (i) The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties, operations or assets may be bound, or (ii) violate or conflict with any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Subsidiary, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, operations, or assets, except for in the case of clauses (i) and (iii) above, conflicts, breaches, defaults, Liens, or violations that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

     (j)  No Consent is required for the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, including the sale and delivery of the Shares to be sold and delivered hereunder, except (i) the registration under the Securities Act of the Shares, which has become and is effective, (ii) such Consents as may be required under state or foreign securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the “NASD”) or NASD Regulation, Inc. (“NASDR”) in connection with the purchase and distribution of the Shares by the Underwriters, and (iii) such other Consents as have been obtained and are in full force and effect.

     (k)  Except as disclosed in the Registration Statement and the Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration, domestic or foreign, pending to which the Company or any Subsidiary is a party or of which any property, operations or assets of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the Company or any Subsidiary, could reasonably be expected to have a Material Adverse Effect; to the Company’s knowledge, no such proceeding, litigation or arbitration is threatened or contemplated; and the defense of all such proceedings, litigation and arbitration against or involving the Company or any Subsidiary could not reasonably be expected to have a Material Adverse Effect.

     (l) The financial statements and pro forma data, including the notes thereto, and the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial position as of the dates indicated and the cash flows and results of operations for the periods specified of the Company and its consolidated subsidiaries; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved; and the supporting schedules included in the Registration Statement and the Prospectus present fairly in all material respects the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement. The other financial and statistical information included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements that are included or incorporated by reference in the Registration Statement and the Prospectus and the books and records of the respective entities presented therein.

     (m)  The pro forma and as adjusted financial information included in the Registration Statement and the Prospectus has been properly compiled and prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act and the Rules and Regulations and includes all adjustments necessary to present fairly in accordance with United States generally accepted accounting principles the pro forma and as adjusted financial position of the respective entity or entities presented therein at the respective dates indicated and their cash flows and the results of operations for the respective periods specified. There are no pro forma or as adjusted financial statements which are required to be included or incorporated by reference in the Registration Statement and Prospectus in accordance with Regulation S-X which have not been included as so required.

     (n)  The assumptions used in preparing the pro forma and as adjusted financial information included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein; the related adjustments made in the preparation of such pro forma and as adjusted financial information give appropriate effect to those assumptions; and such pro forma and as adjusted financial information reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

     (o)  The statistical, industry-related and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

     (p)  The Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and files reports with the Commission on EDGAR. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding shares of Common Stock (including the Shares) are listed for quotation on the NASDAQ Stock Market’s National Market (the “NASDAQ National Market”) and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the NASDAQ National Market, nor has the Company received any notification that the Commission or the NASDAQ National Market is contemplating terminating such registration or listing.

     (q)  The Company and its Subsidiaries maintain a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     (r) Neither the Company nor any of its affiliates (within the meaning of Rule 144 under the Securities Act) has taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

     (s)  Except as disclosed in the Registration Statement and the Prospectus, neither Company nor any of its affiliates has sold or issued any Relevant Security during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Prospectus.

     (t)  Except as disclosed in the Registration Statement and the Prospectus, no holder of securities of the Company has any rights to require registration of securities of the Company as part or on account of, or otherwise in connection with, the offer and sale of the Shares contemplated hereby, and any such rights so disclosed have either been fully complied with by the Company or effectively waived by the holders thereof, and any such waivers remain in full force and effect.

     (u)  The conditions for use of Form S-3 to register the Offering under the Securities Act, as set forth in the General Instructions to such Form, have been satisfied.

     (v)  The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Act, the Exchange Act and the Rules and Regulations, and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (w)  The Company is not and, at all times up to and including consummation of the transactions contemplated by this Agreement will not be, subject to registration as an “investment company” under the Investment Company Act of 1940, as amended, and is not and will not be an entity “controlled” by an “investment company” within the meaning of such act.

     (x)  There are no contracts or other documents (including, without limitation, any voting agreement), which are required to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement by the Securities Act, the Exchange Act or the Rules and Regulations and which have not been so described or filed.

     (y) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, stockholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Securities Act, the Exchange Act or the Rules and Regulations to be described in the Registration Statement or the Prospectus which is not so described and described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company

     (z)  Except as disclosed in the Registration Statement and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated by this Agreement or, to the Company’s knowledge, any arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

     (aa)  The Company and each Subsidiary owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectus. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens except such as are described in the Registration Statement and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or interfere with the use made or proposed to be made of such property by the Company and the Subsidiaries; and any real property and buildings held under lease or sublease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially and adversely interfere with, the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries. Neither the Company nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary, except where such claim(s), if determined adversely to the Company, could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

     (bb) The Company and each Subsidiary (i) owns or possesses the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, “Intellectual Property”) necessary for the conduct of their respective businesses as being conducted and as described in the Registration Statement and Prospectus and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others. To the Company’s knowledge, all material technical information developed by and belonging to the Company or any Subsidiary which has not been patented has been kept confidential. Neither the Company nor any Subsidiary has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company and its Subsidiaries or those products and services described in the Registration Statement and Prospectus. To the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

     (cc)  The Company and the Subsidiaries maintain insurance in such amounts and covering such risks (including the self-insured retention disclosed in the Registration Statement and Prospectus) as the Company reasonably considers adequate for the conduct of its business and the value of its properties, all of which insurance is in full force and effect, except where the failure to maintain such insurance could not reasonably be expected to have a Material Adverse Effect. There are no claims by the Company or any Subsidiary under any such policy or instrument as to which any insurance company has denied liability and, if coverage ultimately is determined to be unavailable, could be reasonably expected to have a Material Adverse Effect. The Company reasonably believes that it will be able to renew its existing insurance as and when such coverage expires or will be able to obtain replacement insurance adequate for the conduct of the business and the value of its properties at a cost that would not have a Material Adverse Effect; provided, that the effects of changes in the general market for insurance in the trucking industry shall not be considered in determining whether there is or has been a Material Adverse Effect.

     (dd)  Except as otherwise disclosed in the Registration Statement and Prospectus, each of the Company and the Subsidiaries has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return). Except as otherwise disclosed in the Registration Statement and Prospectus, no deficiency assessment with respect to a proposed adjustment of the Company’s or any Subsidiary’ federal, state, local or foreign taxes is pending or, to the Company’s knowledge, threatened. The accruals and reserves on the books and records of the Company and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate to meet any assessments and related liabilities for any such period and, since December 31, 2002, the Company and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business. There is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary except for statutory liens for current taxes not yet due and payable.

     (ee) No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company’s knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbances by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers’, customers or contractors, which, in either case (individually or in the aggregate), could reasonably be expected to have a Material Adverse Effect.

     (ff)  No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which, singularly or in the aggregate, could reasonably be expected to have a Material Adverse Effect; each employee benefit plan with respect to which the Company could have any liability has been operated in all material respects in compliance with applicable law, including ERISA and the Code; the Company has not incurred and no facts exist under which the Company reasonably could be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “pension plan” (as defined in ERISA); and each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could be reasonably likely to cause the loss of such qualification.

     (gg) There has been no disposal, discharge, emission, or other release of any Materials of Environmental Concern (as defined below) by, due to, or caused by the Company or its Subsidiaries (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company or its Subsidiaries is or may be liable) upon any other property now or previously owned or leased by the Company or any of its Subsidiaries, or upon any other property, which could, singularly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. There has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any Materials of Environmental Concern with respect to which the Company or any of the Subsidiaries has knowledge. Neither the Company or its Subsidiaries nor any entity on their behalf has generated, transported, disposed of, or arranged for the disposal of Materials of Environmental Concern at any location not owned or operated by the Company or any of its Subsidiaries where any such generation, transportation, or disposal could, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all Environmental Laws except where any non-compliance could not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action, except as could not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement and the Prospectus with respect to new emissions control regulations applicable to diesel engines which have been promulgated by the Environmental Protection Agency, no material capital expenditures are required now in order to ensure compliance with all Environmental Laws by the Company and its Subsidiaries. For purposes of this Agreement, “Environmental Laws” means all United States federal, state, local and non-United States laws, regulations, codes and ordinances, relating to pollution or protection of human health and the environment (including ambient air, surface water, ground water, land surface or sub-surface strata), including but not limited to CERCLA, RCRA, TSCA, OSHA, the Clean Air Act, the Clean Water Act, each as amended or supplemented, and any applicable transfer statutes or laws; and “Materials of Environmental Concern” means chemicals, pollutants, contaminants, hazardous materials, hazardous substances and hazardous wastes, medical waste, toxic substances, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, and any other chemicals, pollutants or substances regulated under any Environmental Law.

     (hh)  Neither the Company, any Subsidiary nor, to the Company’s knowledge, any of its employees or agents has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States of any jurisdiction thereof.

     (ii)  Neither the Company nor any Subsidiary (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case clauses (ii) and (iii) above) violations, defaults or Liens that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) alone) for any lien, charge or encumbrance disclosed in the Registration Statement and the Prospectus.

     (jj)  The Company is in compliance with applicable provisions of the Sarbanes-Oxley Act that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

     (kk)  The Company has implemented the “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) of the Exchange Act) required in order for the Chief Executive Officer and Chief Financial Officer of the Company to engage in the review and evaluation process mandated by the Exchange Act. The Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Rules and Regulations, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

     (ll)  In consultation with its independent accountants, the Company has selected and agreed upon the application of critical accounting policies. The Company has consulted with its independent accountants and legal advisers regarding disclosures with respect to the Company’s critical accounting policies in its periodic reports filed with the Commission under the Exchange Act.

     (mm)  Except as disclosed in the Registration and the Prospectus, there are no outstanding guarantees or other contingent obligations of the Company or any Subsidiary that could reasonably be expected to have a Material Adverse Effect.

     (nn)  No event or circumstance has occurred or arisen that would require the Company to make additional disclosure on Form 8-K and has not been so disclosed.

2.     Representations and Warranties of the Selling Stockholders. Except as noted in Sections 2(j) and 2(k) hereof, the Parkers, jointly and severally with respect to the representations and warranties of each of them but severally and not jointly with respect to the representations and warranties of Fuller, and Fuller, severally and not jointly, represent and warrant to, and agree with each of the Underwriters as of the date hereof, the Closing Date and any Additional Closing Date that:

     (a)  Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by such Selling Stockholder. This Agreement has been duly and validly executed and delivered by such Selling Stockholder and constitutes the legal, valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (b)  Such Selling Stockholder has full right, power and authority to execute and deliver a Custody Agreement and Power of Attorney substantially in the form of Exhibits B and C hereto (such Selling Stockholder’s “Custody Agreement” and “Power of Attorney”, respectively), to perform its obligations thereunder and to consummate the transactions contemplated thereby. The Custody Agreement and Power of Attorney and the transactions contemplated thereby have been duly and validly authorized by such Selling Stockholder. The Custody Agreement and Power of Attorney have each been duly and validly executed and delivered by such Selling Stockholder and constitute the legal, valid and binding obligation of such Selling Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). Counterparts of such Selling Stockholder’s Custody Agreement, duly signed by (i) UMB Bank, N.A., as custodian (in such capacity, the “Custodian”) and (ii) Mark A. Scudder and Heidi Hornung-Scherr as such Selling Stockholders’ attorneys-in-fact (in such capacity, the “Attorneys-In-Fact”) have been delivered to you on or prior to the date of this Agreement.

     (c) Such Selling Stockholder agrees that the Shares and Additional Shares, if any, to be sold by such Selling Stockholder, whether or not on deposit with the Custodian, are subject to the interests of the Underwriters, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement and Power of

Attorney, by any act of such Selling Stockholder, by operation of law or by the occurrence of any other event. If such Selling Stockholder should die or become incapacitated, or if any other event should occur affecting the legal status or capacity of such Selling Stockholder before the delivery of the Firm Shares and the Additional Shares, if any, to be sold by a Selling Stockholder hereunder, the documents evidencing the Firm Shares and the Additional Shares, if any, to be sold by such Selling Stockholder then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event had not occurred, regardless of whether or not the Custodian shall have received notice thereof.

     (d)  On the Closing Date or any Additional Closing Date, as applicable, such Selling Stockholder will have, good and valid title to and will be the lawful owner of the Shares and Additional Shares, if any, to be sold by such Selling Stockholder hereunder, and, assuming the Underwriters have no notice of any adverse claim, upon sale and delivery of, and payment for, such Shares and Additional Shares as provided herein, such Selling Stockholder will convey to the Underwriters good and marketable title to such Shares and Additional Shares, free and clear of all Liens. On the Closing Date or any Additional Closing Date, as applicable, certificates for all of the Shares to be sold by such Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Shares to the Underwriters pursuant to this Agreement.

     (e)  No Consent is required for the execution, delivery and performance by such Selling Stockholder of this Agreement or the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, including the sale and delivery of the Shares to be sold and delivered hereunder, except (i) the registration under the Securities Act of the Shares, which has become and is effective, (ii) such Consents as may be required under state or foreign securities or blue sky laws or the by-laws and rules of the NASD or NASDR in connection with the purchase and distribution of the Shares by the Underwriters, and (iii) such other Consents as have been obtained and are in full force and effect.

     (f) The execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and consummation by such Selling Stockholder of any of the other transactions contemplated herein and therein by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will not (i) conflict with, result in a breach of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any Lien upon any property or assets of the Selling Stockholder pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which such Selling Stockholder is a party or by which such Selling Stockholder or its respective properties, operations or assets may be bound, or (ii) if such Selling Shareholder is not a natural person, result in any violation of the provisions of any charter or bylaws or certificate of formation, trust agreement, partnership agreement, articles of partnership or other organizational documents, as applicable, of the Selling Stockholder, or (iii) violate or conflict with any law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, having jurisdiction over such Selling Stockholder or any of such Selling Stockholder’s properties, operations, or assets, except for in the case of clauses (i) and (iii) above, conflicts, breaches, defaults, Liens, or violations that could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

     (g)  Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the Offering, except for such rights as have been waived.

     (h)  Such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by any other Selling Stockholder to the Underwriters pursuant to this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Registration Statement and the Prospectus.

     (i)  Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering or, to such Selling Stockholder’s knowledge, any other arrangements, agreements, understandings, payments or issuance with respect to the Company or any of its officers, directors, shareholders, partners, employees, Subsidiaries or affiliates that may affect the Underwriters’ compensation as determined by the NASD.

     (j)  Such Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus and (i) has no knowledge of any information with regard to the Company or the Subsidiaries which (A) is not disclosed in the Registration Statement and the Prospectus, and (B) concerns an event or circumstance that could reasonably be expected to have a Material Adverse Effect, (ii) has no knowledge of any misstatement of a material fact or failure to state a material fact necessary to make the statements in the Prospectus, in light of the circumstances under which they were made, not misleading, and (iii) is not prompted to sell the Firm Shares to be sold by such Selling Stockholder by any material information concerning the Company or any Subsidiary which is not set forth in the Registration Statement and the Prospectus.

     (k)  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares or Additional Shares, if any.

     (l)  Such Selling Stockholder has not distributed and will not distribute, prior to the later of the Additional Closing Date, if any, and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Firm Shares and the Additional Shares, if any, by the Selling Stockholders other than a Preliminary Prospectus, the Prospectus or the Registration Statement.

     (m)  The representations and warranties of such Selling Stockholder in its Custody Agreement and Power of Attorney are, and on the Closing Date and Additional Closing Date, if any, will be, true and correct.

          Any certificate signed by or on behalf of the Selling Stockholder and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

3.     Purchase, Sale and Delivery of the Shares.

     (a)  On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Selling Stockholders agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Selling Stockholders, at a purchase price per share of $     , that proportion of the number of Firm Shares set forth in Schedule II opposite the name of such Selling Stockholder, which the number of Firm Shares set forth opposite the names of such Underwriter in Schedule I hereto plus any additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Firm Shares.

     (b)  Payment of the purchase price for, and delivery of certificates representing, the Firm Shares shall be made at the office of Kramer Levin Naftalis & Frankel LLP (“Underwriters’ Counsel”), or at such other place as shall be agreed upon by you, the Company, and the Selling Stockholders (or their Attorney-in-Fact pursuant to the Powers of Attorney), at 10:00 A.M., New York City time, on the third or (as permitted under Rule 15c6-1 under the Exchange Act) fourth business day (unless postponed in accordance with the provisions of Section 10 or 11 hereof) following the date of the effectiveness of the Registration Statement (or, if the Company has elected to rely upon Rule 430A under the Securities Act, the third or (as permitted under Rule 15c6-1 under the Exchange Act) fourth business day after the determination of the public offering price of the Shares), or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

     (c)  Payment of the purchase price for the Firm Shares shall be made by wire transfer in same day funds to or as directed by the Selling Stockholders (or their Attorney-in-Fact pursuant to the Powers of Attorney), upon delivery of certificates for the Firm Shares to the Representative through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Each Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Firm Shares to be sold by the Selling Stockholders to the several Underwriters, or otherwise in connection with the performance of the Selling Stockholders’ obligations hereunder. Certificates for the Firm Shares shall be registered in such name or names and shall be in such denominations as you may request in writing, which request shall be delivered at least two business days before the Closing Date. The Custodian, on behalf of the Selling Stockholders, will permit you to examine and package such certificates for delivery at least one full business day prior to the Closing Date.

     (d)  In addition, the Selling Stockholders listed on Schedule II hereto as selling Additional Shares hereby grant to the Underwriters the option to purchase up to 300,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders for the Firm Shares as set forth in this Section 3, for the sole purpose of covering over-allotments in the sale of Firm Shares, the respective numbers of Additional Shares obtained by multiplying the number of Additional Shares specified in such notice by a fraction the numerator of which is the number of shares set forth opposite the names of such Selling Stockholders in Schedule II hereto and the denominator of which is the total number of Additional Shares (subject to adjustment by you to eliminate fractions) by the Underwriters. This option may be exercised one time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company and the Selling Stockholders. If the option is exercised in part, such Selling Stockholders will sell the amount that is proportional to the total number of Additional Shares listed on Schedule II. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (any such date and time being herein sometimes referred to as the “Additional Closing Date” and the consummation of such transactions herein sometimes referred to has the “Additional Closing”); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 10 or 11 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing, which request shall be delivered at least two full business days prior to the Additional Closing Date. The Custodian, on behalf of the Selling Stockholders, shall permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

          If the option is exercised as to all or any portion of the Additional Shares, each Underwriter, acting severally and not jointly, will purchase that proportion of the total number of Additional Shares then being purchased which the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 10 hereof) bears to the total number of Firm Shares that the Underwriters have agreed to purchase hereunder, subject, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make. The number of Additional Shares to be sold by each Selling Stockholder shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Additional Shares set forth opposite the name of such Selling Stockholder in the rightmost column of Schedule II hereto bears to 300,000, subject in each case, however, to such adjustments to eliminate any fractional shares as you in your sole discretion shall make.

     (e)  Payment of the purchase price for, and delivery of certificates representing, the Additional Shares shall be made at the office of Underwriters’ Counsel, or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the Additional Closing Date, or such other time as shall be agreed upon by you, the Company and the Selling Stockholders (or their Attorney-in-Fact pursuant to the Powers of Attorney).

     (f)  Payment of the purchase price for the Additional Shares to be sold by the Company shall be made by wire transfer in same day funds to or as directed by the Selling Stockholders (or their Attorney-in-Fact pursuant to the Powers of Attorney) upon delivery of certificates for the Additional Shares to the Representative through the facilities of The Depository Trust Company for the respective accounts of the several Underwriters. Certificates for the Additional Shares shall be registered in such name or names and shall be in such denominations as you may request in writing, which request shall be delivered at least two business days before the Additional Closing Date. Payment for the Additional Shares to be sold by the Selling Stockholders shall be made to or upon the order of the Selling Stockholders of the purchase price by wire transfer in Federal (same day) funds to the Selling Stockholders at the offices of Underwriters’ Counsel, or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to the Representative for the respective accounts of the Underwriters. Each Selling Stockholder hereby agrees that it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Additional Shares to be sold by the Selling Stockholders to the several Underwriters, or otherwise in connection with the performance of the Selling Stockholders’ obligations hereunder. The Custodian, on behalf of the Selling Stockholders, will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

4.     Offering. Upon authorization of the release of the Firm Shares by you, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

5.     Covenants of the Company; Covenants of the Selling Stockholders.

     (a)  The Company covenants and agrees with the Underwriters that:

(i) The Registration Statement and any amendments thereto to have become effective, and if Rule 430A is used or the filing of the Prospectus is otherwise required under Rule 424(b) or Rule 434, the Company will file the Prospectus (properly completed if Rule 430A has been used) pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing. If the Company elects to rely on Rule 434, the Company will prepare and file a term sheet that complies with the requirements of Rule 434, and the Prospectus shall not be “materially different” (as such term is used in Rule 434) from the Prospectus included in the Registration Statement at the time it became effective.

The Company will notify you immediately (and, if requested by you, will confirm such notice in writing) (A) when the Registration Statement and any amendments thereto become effective, (B) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (C) of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or the Prospectus, (D) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, including but not limited to Rule 462(b) under the Securities Act, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, it being understood that the Company shall make every reasonable effort to avoid the issuance of any such stop order, (F) of the receipt of any comments from the Commission, and (G) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement to which you shall object in writing after being timely furnished in advance a copy thereof. Until the Offering is finished and for so long as a Prospectus is required to be delivered in connection with the sale of the Shares, the Company will not file any document under the Exchange Act that would be deemed to be incorporated by reference into the Prospectus to which you shall object in writing after being timely furnished in advance a copy thereof. The Company will provide you with copies of all such amendments, filings and other documents a sufficient time prior to any filing or other publication thereof to permit you a reasonable opportunity to review and comment thereon.

(ii) The Company shall comply with the Securities Act and the Exchange Act to permit completion of the distribution as contemplated in this Agreement, the Registration Statement and the Prospectus. If at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act or the Exchange Act in connection with the sale of the Shares, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the judgment of the Underwriters or the Company, include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances existing at the time of delivery to the purchaser, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement (by filing an amendment or supplement to the Registration Statement or Prospectus, by filing any document incorporated by reference in the Registration Statement or Prospectus or in any amendment thereof or supplement thereto, or otherwise) to comply with the Securities Act, the Exchange Act, or the Rules and Regulations, the Company will notify you promptly and prepare and file with the Commission, subject to the second paragraph of Section 5(a)(i) hereof, an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

(iii) The Company will promptly deliver to each of you and Underwriters’ Counsel a signed copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Company’s files manually signed copies of such documents for at least five years after the date of filing. The Company will promptly deliver to each of the Underwriters such number of copies of any Preliminary Prospectus, the Prospectus, the Registration Statement, and all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 5:00 P.M., New York time, on the next business day after the date of this Agreement and from time to time thereafter, the Company will furnish the Underwriters with copies of the Prospectus in New York City in such quantities as you may reasonably request.

(iv) The Company shall promptly deliver to each of the Underwriters and to Underwriters’ Counsel copies of the Preliminary Prospectus, and the Company consents to the use and delivery of the Preliminary Prospectus by the Underwriters in accordance with Rule 430 and Section 5(b) of the Securities Act. The Company shall also furnish to each of the Underwriters copies of the Prospectus as requested by any of the Underwriters.

(v) The Company will use its best efforts, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions, domestic or foreign, as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

(vi) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

(vii) During the period of ninety (90) days from the date of the Prospectus, the Company will not, directly or indirectly, without your prior written consent, (A) issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of any Relevant Security, or make any announcement of any of the foregoing, (B) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) with respect to any Relevant Security, or (C) otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration, other than (i) the Company’s issuance of Common Stock upon the exercise of currently outstanding stock options, or (ii) the Company’s grant of stock options to officers, directors, or employees under its stock option plans in effect at the Closing, as described in the Registration Statement and the Prospectus; and the Company will obtain an undertaking in substantially the form of Annex III hereto of each of its executive officers and directors and each of the Selling Stockholders (a correct and complete list of which the Company represents and warrants is set forth on Schedule III attached hereto) not to engage in any of the aforementioned transactions on their own behalf, subject to the exceptions set forth in Annex III hereto. The Company will not file a registration statement under the Securities Act in connection with any transaction by the Company or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans or Form S-4 relating to corporate reorganizations or other transactions under Rule 145.

(viii) During the period of two years from the effective date of the Registration Statement, the Company will furnish to you copies of all reports or other communications (financial or other) furnished to security holders, and will deliver to you (A) promptly after they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and the Subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission); and (B) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request.

(ix) The Company will use its best efforts to effect and maintain the listing of the Shares for quotation on The NASDAQ National Market.

(x) The Company, during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to the Securities Act, the Exchange Act and the Rules and Regulations within the time periods required thereby.

(xi) The Company will not take, and will cause its affiliates (within the meaning of Rule 144 under the Securities Act) not to take, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

     (b)  Each Selling Stockholder covenants and agrees with each Underwriter:

(i) To deliver to the Representative prior to the Closing Date, a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States Person) or Form W-9 (if the Selling Stockholder is a United States Person), which in each case may be replaced by any other applicable form or statement specified by Treasury Department regulations in lieu thereof;

     (ii) To promptly notify the Company and the Representative if, at any time prior to the date on which the distribution of the Shares as contemplated herein and in the Prospectus has been completed, as determined by the Representative, such Selling Stockholder has knowledge of the occurrence of any event as a result of which the Prospectus or the Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (iii) To cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time and to do and perform all things to be done and performed under this Agreement prior to the Closing Date and the Additional Closing Date, if any, and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement;

     (iv) To pay or to cause to be paid all transfer taxes, stamp duties and other similar taxes with respect to the Shares, if any, to be sold by such Selling Stockholder; and

     (v) To deliver to you on or prior to the date of this Agreement such Selling Stockholder’s lock-up agreement referenced in Section 7(i) hereof.

6. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of its and the Selling Stockholders’ respective obligations hereunder, including the following: (i) all expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any and all amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Securities Act and the Offering; (iii) the cost of producing this Agreement and any agreement among Underwriters, blue sky survey, closing documents and other instruments, agreements or documents (including any compilations thereof) in connection with the Offering; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state or foreign securities or blue sky laws as provided in Section 5(a)(v) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification or offering and in connection with any blue sky survey; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the Offering; (vi) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares; and (vii) the fees of the Custodian and other fees and expenses related to the offering of Shares by the Selling Stockholders. The Company also will pay or cause to be paid: (x) the cost of preparing stock certificates representing the Shares; (y) the cost and charges of any transfer agent or registrar for the Shares; and (z) all other costs and expenses incident to the performance of its or the Selling Stockholders obligations hereunder which are not otherwise specifically provided for in this Section 6, except for underwriting discounts and commissions and any applicable stock transfer taxes incurred in connection with this Agreement or the Offering, which shall be borne by the Selling Stockholders. It is understood, however, that except as provided in this Section, and Sections 8, 9 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and stock transfer taxes on resale of any of the Shares by them. Notwithstanding anything to the contrary in this Section 6, in the event that this Agreement is terminated pursuant to Section 7 or 13(b) hereof, or subsequent to a Material Adverse Change, the Company will pay all out-of pocket expenses of the Underwriters (including but not limited to reasonable fees and disbursements of counsel to the Underwriters) incurred in connection herewith.

     Notwithstanding the foregoing, nothing herein shall affect any agreement that the Company and the Selling Stockholders may make for the sharing or allocation of such costs and expenses.

7. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 7, “Closing Date” shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 7 of any misstatement or omission, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to each of the following additional conditions:

     (a) The Registration Statement shall have become effective and all necessary regulatory or stock exchange approvals shall have been received not later than 5:30 P.M., New York time, on the date of this Agreement, or at such later time and date as shall have been consented to in writing by you; if the Company shall have elected to rely upon Rule 430A or Rule 434 under the Securities Act, the Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a)(i) hereof and a form of the Prospectus containing information relating to the description of the Shares and the method of distribution and similar matters shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

     (b) At the Closing Date you shall have received the written opinion of Scudder Law Firm, P.C., L.L.O., in its capacity as counsel for the Company, dated the Closing Date addressed to the Underwriters covering the matters set forth in Annex I, the form of which opinion shall be reasonably satisfactory to Underwriters’ Counsel; and (ii) the written opinion of Scudder Law Firm, P.C., L.L.O., in its capacity as counsel for each of the Selling Stockholders, dated the Closing Date and addressed to the Underwriters covering the matters set forth in Annex II, the form of which opinion shall be reasonably satisfactory to Underwriters’ Counsel.

     (c) All proceedings taken in connection with the sale of the Firm Shares and the Additional Shares as herein contemplated shall be satisfactory in form and substance to you and to Underwriters’ Counsel, and the Underwriters shall have received from Underwriters’ Counsel a favorable written opinion, dated as of the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as you may reasonably require, and the Company shall have furnished to Underwriters’ Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (d) At the Closing Date you shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date to the effect that (i) the conditions set forth in subsection (a) of this Section 7 have been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date all agreements, conditions and obligations of the Company to be performed or complied with hereunder on or prior thereto have been duly performed or complied with, (iv) the Company and the Subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, (v) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus there has not been any Material Adverse Change.

     (e) At the Closing Date you shall have received from each holder of any Lien on any Shares to be sold by Fuller a letter irrevocably confirming the release of such Lien in the form of Annex IV hereto.

     (f) At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter, from KPMG LLP, independent public accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

     (g) At the time this Agreement is executed, you shall have received an independence letter, from Pricewaterhouse Coopers LLP, formerly the independent public accountants for the Company, dated as of the date of this Agreement addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

     (h) You shall have also received from the Company a letter from KPMG LLP stating that KPMG LLP did not identify any material weaknesses, as defined in the standards established by the American Institute of Certified Public Accountants, in the Company’s system of internal accounting controls in the course of its audit of the Company’s financial statements for the years ended December 31, 2002 and 2001 insofar as such controls have the objective of the prevention or detection of errors or fraud in amounts that would be material in relation to the financial statements of the Company and its subsidiaries.

     (i) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries or any change or development involving a change, whether or not arising from transactions in the ordinary course of business, in the business, condition (financial or otherwise), results of operations, stockholders’ equity, properties or prospects of the Company and the Subsidiaries, individually or taken as a whole, including but not limited to the occurrence of any fire, flood, storm, explosion, accident or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the Offering on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

     (j) You shall have received a duly executed lock-up agreement from each person who is a director or executive officer of the Company and each Selling Stockholder, in each case substantially in the form attached hereto as Annex III.

     (k) At the Closing Date, the NASD shall have confirmed that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (l) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the sale of the Shares.

     (m) The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the next business day after the date of this Agreement.

     (n) At the Closing Date, you shall have received a certificate of an authorized representative of each Selling Stockholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Stockholder set forth in Section 2 hereof are accurate and that such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

     (o) On or prior to the Closing Date, you shall have received a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) from each Selling Stockholder.

     (p) The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters’ Counsel pursuant to this Section 7 shall not be satisfactory in form and substance to you and to Underwriters’ Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

8. Indemnification

     (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or (ii) the omission or alleged omission to state in the Registration Statement, as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with Underwriters’ Information. The parties agree that the Underwriters’ Information consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including but not limited to other liability under this Agreement. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     (b) The Parkers, jointly and severally with respect to the indemnity obligations of each of them but severally and not jointly with respect to the indemnity obligations of Fuller, and Fuller, severally and not jointly, agree to indemnify and hold harmless each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact relating to a Selling Stockholder contained in the Registration Statement, as originally filed or any amendment thereof, or any related Preliminary Prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact relating to such Selling Stockholder required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Selling Stockholder will be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder expressly for use therein, it being agreed that the only such information is that which is included under the captions “Management” and “Principal and Selling Stockholders” which relates to such Selling Stockholder; and; provided further, however, that in no such case shall any Selling Stockholder be liable or responsible for any amount in excess of the proceeds (net of the underwriting discount but before deducting any other expenses) applicable to the Shares sold by such Selling Stockholder pursuant to the transactions contemplated hereby. This indemnity agreement will be in addition to any liability that any Selling Stockholder may otherwise have including under this Agreement. The foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact relating to a Selling Stockholder contained in any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact relating to a Selling Stockholder required to be stated therein or necessary to make the statement therein not misleading, if such material misstatement or omission or alleged material misstatement or omission relating to a Selling Stockholder was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person.

     (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each Selling Stockholder, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to reasonable attorneys’ fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or any amendment thereof, or any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the Underwriters’ Information; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the amount of the underwriting discount and commissions applicable to the Shares purchased by such Underwriter hereunder. The parties agree that the Underwriters’ Information consists solely of the material referred to in the last sentence of Section 1(b) hereof. This indemnity will be in addition to any liability which any Underwriter may otherwise have, including but not limited to other liability under this Agreement.

     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve the indemnifying party from any liability which it may have under this Section 8 to the extent that it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability that such indemnifying party may have otherwise than on account of the indemnity agreement hereunder). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate, at its own expense in the defense of such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided however, that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, or (iv) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties No indemnifying party shall, without the prior written consent of the indemnified parties, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened claim, investigation, action or proceeding in respect of which indemnity or contribution may be or could have been sought by an indemnified party under this Section 8 or Section 9 hereof (whether or not the indemnified party is an actual or potential party thereto), unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

9. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, each indemnifying party shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and each Selling Stockholder, any contribution received by the Company and/or each Selling Stockholder from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company and/or such Selling Stockholder within the meaning of Section 15 of the Securities Act and/or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company, each Selling Stockholder and one or more of the Underwriters may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, each Selling Stockholder, and the Underwriters or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8 hereof, in such proportions as are appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company, each Selling Stockholder and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, each Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by each Selling Stockholder, respectively bear to (y) the underwriting discount and commissions received by the Underwriters, respectively in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, any Selling Stockholder and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder, or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any judicial, regulatory or other legal or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares that were underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and any Selling Stockholder, as applicable, subject in each case to clauses (i) and (ii) of the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares to be purchased by each of the Underwriters hereunder and not joint.

10. Underwriter Default.

     (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates (the “Default Shares”) do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, each non-defaulting Underwriter, acting severally and not jointly, agrees to purchase from the Company that number of Default Shares that bears the same proportion of the total number of Default Shares then being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters, subject, however, to such adjustments to eliminate fractional shares as you in your sole discretion shall make.

     (b) In the event that the aggregate number of Default Shares exceeds 10% of the number of Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase the Default Shares on the terms contained herein. In the event that within five calendar days after such a default you do not arrange for the purchase of the Default Shares as provided in this Section 10, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Additional Shares shall thereupon terminate, without liability on the part of the Selling Stockholders with respect thereto (except in each case as provided in Sections 6, 8, 9, 12 and 13 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company and the Selling Stockholders for damages occasioned by its or their default hereunder.

     (c) In the event that any Default Shares are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 10 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares.

11. Selling Stockholder Default.

     (a) If any Selling Stockholder or Selling Stockholders shall fail to sell and deliver the number of Shares which such Selling Stockholder is obligated to sell hereunder, then the remaining Selling Stockholders shall have the right to increase, pro rata or otherwise, the number of Shares to be sold by them hereunder to the total number of Shares to be sold by all Selling Stockholders as set forth in Schedule II hereto. If the non-defaulting Selling Stockholders do not exercise such right to sell an additional number of Shares equal to the aggregate number of Shares which the defaulting Selling Stockholders have failed to sell and deliver, then the Underwriters may, at option of the Representative, by notice from the Representative to the Company and the non-defaulting Selling Stockholders, either (i) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 1, 2, 6, 8, 9, 12 and 13 hereof shall remain in full force and effect or (ii) elect to purchase the Shares which the non-defaulting Selling Stockholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Stockholder so defaulting from liability, if any, in respect of such default.

     (b) In the event that the Firm Shares or Additional Shares to which such default relates are to be sold by the non-defaulting Selling Stockholders or the Underwriters agree to proceed with the Offering pursuant to clause (ii) in the second sentence of Section 11(a) above, then the Underwriters may, at your option, or the Company shall have the right, in each case by notice to the other, to postpone the Closing Date or Additional Closing Date, as the case may be, for a period not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the

Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable..

12. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters, the Company and the Selling Stockholders contained in this Agreement or in certificates of officers of the Company or any Subsidiary or of the Selling Stockholders submitted pursuant hereto, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company or any Selling Stockholder, any of their officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Sections 1 and 2 and the agreements contained in Sections 6, 8, 9, 12 and 13 hereof shall survive any termination of this Agreement, including termination pursuant to Section 10, 11 or 13 hereof.

13. Effective Date of Agreement; Termination.

     (a) This Agreement shall become effective upon the later of when (i) you and the Company receive notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full business day after the Registration Statement shall have become effective, this Agreement shall thereupon terminate without liability to the Company, the Selling Stockholders or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding any termination of this Agreement, the provisions of this Section 13 and of Sections 1, 2, 6, 8, 9, 12 and 14 through 19, inclusive, shall be in full force and effect at all times after the execution hereof.

     (b) You shall have the right to terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time prior to the Closing Date or to terminate the obligations of the Underwriters to purchase any Additional Shares at any time prior to any Additional Closing Date, as the case may be, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the market for the Company’s securities or securities in general; or (ii) if trading on the NASDAQ National Market or the New York Stock Exchange (the “NYSE”) shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the NASDAQ National Market or the NYSE or by order of the Commission or any other governmental authority having jurisdiction; or (iii) if a banking moratorium has been declared by any state or federal authority or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred; or (iv) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (v) if there has been since the time of the execution of this Agreement or since the respective dates as of which information is given in the Prospectus (excluding any supplement thereto), any Material Adverse Effect, or (vi) (A) if there shall have occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States or there is a declaration of a national emergency or war by the United States or (B) if there shall have been any other calamity or crisis or any change in political, financial or economic conditions if the effect of any such event in (A) or (B), in your judgment, makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms and in the manner contemplated by the Prospectus.

     (c) Any notice of termination pursuant to this Section 13 shall be in writing.

     (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (other than pursuant to (i) notification by you as provided in Section 13(a) hereof or (ii) Section 10(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

14. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

     (a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York 10179, Attention: Stephen Parish, Senior Managing Director, Equity Capital Markets, with a copy to Underwriter’s Counsel at Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York 10022, Attention: Thomas E. Molner, Esq.;

     (b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company at the address set forth in the Registration Statement, Attention: David R. Parker, Chairman, President, and Chief Executive Officer, with a copy to the Company’s counsel at Scudder Law Firm, P.C., L.L.O., 411 South 13th Street, Suite 200, Lincoln, Nebraska 68508, Attention: Mark Scudder;

     (c) if sent to the Selling Stockholders, shall be mailed, delivered, or faxed and confirmed in writing, to Covenant Transport, Inc., c/o David R. Parker, 400 Birmingham Highway, Chattanooga, Tennessee 37419, with a copy to the Selling Stockholders’ counsel at Scudder Law Firm, P.C., L.L.O., 411 South 13th Street, Suite 200, Lincoln, Nebraska 68508, Attention: Mark Scudder;

     provided, however, that any notice to an Underwriter pursuant to Section 8 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such notices and other communications shall take effect at the time of receipt thereof.

15. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company and the Selling Stockholders and the controlling persons, directors, and officers referred to in Sections 8 and 9 hereof, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective and said controlling persons, officers, and directors and their respective successors, assigns, heirs and legal representatives, and it is not for the benefit of any other person, firm or corporation. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

16. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The Company and each Selling Stockholder irrevocably (a) submits to the jurisdiction of any court of the State of New York or the United State District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated by this Agreement (each, a “Proceeding”), (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

18. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

19. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

[Signature pages follow.]

     If the foregoing correctly sets forth the understanding among you, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in an agreement among Underwriters, the form of which shall be submitted to the Company or its counsel for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

COVENANT TRANSPORT, INC. a Nevada corporation

By:

Name:
Title:

DAVID R. PARKER in his individual capacity

JACQUELINE F. PARKER in her individual capacity

THE PARKER FAMILY LIMITED PARTNERSHIP

By:

Name:
Title:

THE ESTATE OF CLYDE M. FULLER

By:

Name:
Title:

Accepted as of the date first set forth above on behalf of itself and the other Underwriters named in Schedule I hereto:

BEAR, STEARNS & CO. INC.

By:

Name:
Title: